Exhbit 99.2

QUEST RESOURCE CORPORATION
HISTORICAL OPERATING DATA FOR DEVON PROPERTIES ACQUIRED

                                              For the Six Months
                                              Ended November 30,
                                          -------------------------------
                                              2002                2003
                                          -----------         -----------
                                                                 Devon
                                                              -----------

Revenue                                   $ 6,301,000         $13,727,000

Expenses
        Lease operating                     1,412,000           2,814,000
        Pipeline operating                    955,000           1,224,000
                                          -----------         -----------
              Total expenses                2,367,000           4,038,000
                                          -----------         -----------

Operating income                            3,934,000           9,689,000
Income tax benefit (expense)                      -                   -
                                          -----------         -----------
        Net income                        $ 3,934,000         $ 9,689,000
                                          ===========         ===========



  See notes to unaudited pro forma consolidated condensed financial statements.